Exhibit 99.1

AGBA Group Entered Into Term Sheets for US$6.2 Million Private Placement Offering

HONG KONG, Nov. 08, 2023 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA” or “the Company”) the leading one-stop financial supermarket in Hong Kong entered into term sheets for a private placement offering with an institutional investor, AGBA’s Group President, Mr. Wing-Fai Ng and AGBA’s management team. Based on the currently executed term sheets, the contemplated placement will amount to US$6.2 million (“Share Placement”).

The purchase price of the Share Placement will be $0.70 per ordinary share of the Company and associated warrants. The subscribers to the shares will receive one warrant for every five shares subscribed. Each warrant is exercisable into one ordinary share at $1.00 per share six months after the issuance of the warrants.

The Share Placement represents a significant milestone for the Company, as it will be executed at a substantial premium to the Company’s current market price. This reflects the strong confidence and value placed on the Company’s prospects by both external investors and the management team. The management team, by investing their own capital in the Share Placement alongside external investors, demonstrates their alignment with shareholders’ interests and their commitment to driving the Company’s success.

The primary objective of the Share Placement is to fuel continued expansion of the Company and accelerate its path to profitability. The Share Placement will not only fuel growth, but also enhance the Company’s financial flexibility and enable it to pursue strategic acquisitions to strengthen its market position. Funds will further be utilized to invest in AGBA’s market leading intermediary platform, ushering in a ’step change’ in technological capabilities.

The Share Placement will provide the Company’s new investor with a very compelling entry valuation and an aligned interest with all of the Company’s existing stakeholders to pursue long-term term shareholder value.  By widening the investor base, AGBA will forge strong partnerships with individuals and institutions who share its long-term vision for success.

Mr. Wing-Fai Ng, Group President, AGBA Group Holding Limited said “I am extremely grateful that an institutional investor and our top management team are joining me in committing to the long-term success of AGBA Group. This first round of equity capital raising at a premium above the current market price demonstrates the conviction in our Company and provides growth capital to capitalize on the expected economic recovery in our core markets. Our primary focus is maximizing shareholder value through rapid market share growth, innovation and strategic initiatives.”

For more details, please refer to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2023. The latest press release is available on the company’s website, please visit www.agba.com/ir

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Investor Relations and Media Contact:

Ms. Bethany Lai media@agba.com/ ir@agba.com +852 5529 4500
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